Contacts:
Ken Engberg
DealerTrack, Inc.
(516) 734-3692
kenneth.engberg@dealertrack.com

Michael DeMeo
DealerTrack, Inc.
(516) 734-3691
 michael.demeo@dealertrack.com

DealerTrack Announces Agreement to Acquire 1st Auto Transport Directory

Leading Network that Facilitates Vehicle Transportation for Dealers Added to

DealerTrack’s Comprehensive Solution Set

Lake Success, N.Y., July 19, 2012 ─ Expanding its range of solutions and services for the automotive retail industry, DealerTrack (Nasdaq: TRAK) today announced an agreement to acquire 1st Auto Transport Directory, Inc., a web-based network for arranging vehicle transportation and shipping. Total consideration for the transaction is expected to be approximately $74.0 million in cash, subject to standard purchase price adjustments.

Founded in 1997, San Diego-based 1st Auto Transport delivers a comprehensive suite of vehicle transportation related solutions for auto dealers, brokers, shippers, and carriers within the U.S. and Canadian automotive retail markets. The company’s offerings include:

•	CentralDispatch.com, a leading business-to-business, subscription-based network for facilitating vehicle transportation, with more than 13,000 network subscribers;
•	jTracker.com, a CRM and lead management tool for automotive transportation brokers; and
•	MoveCars.com, one of the premier online advertising directories for the vehicle transportation industry.

“Similar to our other network solutions, the acquisition of 1st Auto Transport supports our mission to be the leader in driving efficiency in the automotive retailing industry. 1st Auto helps dealers source and dispose of vehicles in a more timely and cost effective manner,” said Mark O’Neil, chairman and chief executive officer, DealerTrack. “DealerTrack enables the key elements of a dealer’s workflow with our award-winning DMS, credit application network, and inventory management tools, among other offerings. We believe Central Dispatch complements DealerTrack’s turn-key inventory management services, including analytics, pricing, merchandising, group trade and now transportation, for franchise and independent dealers.”

“By joining DealerTrack, we will be able to extend our network into more automotive dealerships than ever before, and it will make it easier for dealers to ship vehicles anywhere, coast-to-coast,” said Wayne Harris, founder and president of 1st Auto Transport.

Barclays served as DealerTrack’s financial advisor in connection with this transaction, which is expected to close in the third quarter of this year, subject to customary closing conditions. Details on the financial impact of this transaction will be discussed in DealerTrack’s previously announced second quarter earnings conference call on August 7, 2012.

About DealerTrack (www.dealertrack.com)

DealerTrack's intuitive and high-value web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third-party retailers, agents, and aftermarket providers. DealerTrack, whose solution set for dealers is the industry's most comprehensive, operates the largest online credit application network in the United States, connecting over 18,000 dealers with more than 1,200 lenders. DealerTrack's Dealer Management System (DMS) provides dealers with easy-to-use tools and real-time data access to enhance their efficiency. DealerTrack's Inventory offerings provide vehicle inventory management and merchandising solutions to help dealers drive higher in-store and online traffic with state-of-the-art, real-time listings, accelerate used-vehicle turn rates, and increase dealer profits. DealerTrack's Sales and F&I solutions allow dealers to streamline the entire sales process as they structure deals from a single integrated platform. Its Compliance offering helps dealers meet legal and regulatory requirements, and protect their assets. DealerTrack also offers processing solutions for the automotive industry, including electronic motor vehicle registration and titling applications, paper title storage, and digital document services. For more information visit: www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding the benefits of the acquisition of 1st Auto Transport Directory, Inc., including providing turn-key inventory management services to dealers, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include the successful completion of the acquisition of 1st Auto Transport Directory, Inc., meeting its financial goals, the acceptance by dealers of DealerTrack as the owner of the acquired company, and other risks listed in our reports filed with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ending December 31, 2011. These filings can be found on DealerTrack's website at www.dealertrack.com and the SEC's website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

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